Exhibit 99.4

Constellation Energy and FPL Group:

Fact sheet

FPL Group, Inc. and Constellation Energy, two of the strongest, fastest-growing and most successful energy companies in America, announced on Dec. 19, 2005, that they will merge to create the nation’s largest competitive energy supplier and its second-largest electric utility.

Key Transaction Terms

Name: Constellation Energy

Management:	Lewis Hay, CEO
Mayo Shattuck, Chairman of the Board and head of the combined company’s competitive energy business

Headquarters:  Co-headquarters in Baltimore and Juno Beach, Fla.

•                  Competitive businesses to remain based in Baltimore

•                  Fossil and renewable generation operations to be based in Juno Beach, Fla.

•                  Florida Power & Light, Juno Beach, Fla.

•                  Baltimore Gas and Electric, Baltimore

Structure:  Modified merger of equals

1 share of FPL converted to 1 share of Constellation

1 share of Constellation converted to 1.444 shares of Constellation

Ownership:  Approximately 60 percent FPL shareholders

Approximately 40 percent Constellation Energy shareholders

Board members:  15 board members in total, 13 non-executive

9 nominated by FPL

6 nominated by Constellation Energy

The merger creates a strong, stable financial platform to grow shareholder value

•                  $57 billion of total assets

•                  $27 billion in combined annual revenues

•                  $28 million market capitalization (based on current market values)

•                  Continued emphasis on building new nuclear

•                  More than 5.5 million regulated electric customers in Florida and Maryland

•                  Serve thousands of commercial, industrial and utility customers, including 72 of the FORTUNE 100

•                  Approximately 21,750 employee

Together, Constellation Energy and FPL Group create the premier competitive energy company:

No. 1

•                  Wholesale competitive supplier (22,040 MWs)

•                  Retail competitive supplier (16,550 MWs)

•                  Power generator (45,194 MWs)

•                  Wind power generator (3,211 MWs)

No. 2

•                  Regulated electric customers (5.5 million)

No. 3

•                  Nuclear plant operator (8,228 MWs, seven power stations and 11 units*)

No. 4

•                  Combined equity market value ($28 billion)

Anticipated transaction timeline:

Dec. 19, 2005 - Definitive transaction is announced

Q2 2006 - Shareholder voting

Q1 - Q4 2006 - Transition implementation plans developed

Q3 - Q4 2006 - Receive regulatory approvals

Q3 - Q4 2006 - Transaction to close

*Including FPL Group’s pending acquisition of the Duane Arnold nuclear station.

Important Merger Statement

This communication is not a solicitation of a proxy from any security holder of FPL Group Inc. or Constellation Energy.  Constellation Energy intends to file with the Securities and Exchange Commission a registration statement that will include a joint proxy statement/prospectus and other relevant documents to be mailed to security holders in connection with the proposed merger of FPL Group and Constellation Energy. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FPL Group, Constellation Energy AND THE PROPOSED MERGER.  Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.  In addition, a copy of the joint proxy statement/prospectus (when it becomes available) may be obtained free of charge from FPL Group, Shareholder Services, P.O. Box 14000, 700 Universe Blvd., Juno Beach, Florida 33408-0420, or from Constellation Energy, Shareholder Services, 750 East Pratt St., Baltimore, Md. 21202.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

The respective directors and executive officers of FPL Group and Constellation Energy and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding FPL Group’s directors and executive officers is available in its 2004 Form 10-K and the proxy statement filed with the SEC by FPL Group on April 5, 2005, and information regarding Constellation Energy’s directors and executive officers is available in its 2004 Form 10-K and the proxy statement filed with the SEC by Constellation Energy on April 13, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This document includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, for example, statements regarding benefits of the proposed merger, integration plans and expected synergies, anticipated future financial and operating performance and results, including estimates for growth.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein.  These risks and uncertainties include, for example, the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of FPL Group or Constellation Energy stockholders to approve the transaction; the risk that the businesses will not be integrated successfully or that anticipated synergies will not be achieved or will take longer to achieve than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees, suppliers or governmental entities; unexpected transaction costs or liabilities; economic conditions; and other specific factors discussed in documents filed with the Securities and Exchange Commission by both FPL Group and Constellation Energy.  These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that Constellation Energy will file with the SEC in connection with the proposed merger.  Additional factors that may affect the future results of FPL Group or Constellation Energy are set forth in their respective filings with the SEC.  Investors and security holders may obtain free copies of these documents at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by FPL Group at www.fplgroup.com/investor.  Investors and security holders may obtain free copies of the documents filed by Constellation Energy at www.constellation.com/investors.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.  Neither FPL Group nor Constellation Energy undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this document.